SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                              ---------------------

                                   FORM 8 - K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   May 9, 2001
                                -----------------
                                (Date of Report)

                             AREMISSOFT CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    STATE OF DELAWARE               0-25713                     68-0413929
------------------------------    -------------           --------------------
(State or other jurisdiction      (Commission                 (IRS Employer
    of incorporation)             File Number)             Identification No.)


                216 Haddon Avenue, Suite 607, Westmont, NJ 08108
               ----------------------------------------------------
               (Address of principal executive offices)  (Zip Code)

       Registrant's telephone number, including area code: (856) 869-0770

Item 5. Other Events

     On May 4, 2001, AremisSoft Corporation ("AremisSoft") entered into an agreement with Groupe Nova, S.A. for the sale of one million (1,000,000) shares of its Common Stock registered on a Form S-3 Registration Statement (Registration Number 333-54528) for an aggregate purchase price of $15,000,000, or $15.00 per share representing a discount to the closing price on that date of five percent (5%). No finders' fees or other commissions were paid in connection with this transaction. The transaction will result in net proceeds to AremisSoft of $15,000,000 prior to the deduction of legal and accounting fees incurred in connection with the transaction.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     10.40 Form of Subscription Agreement for Groupe Nova, S.A.

                                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: May 9, 2001                        AREMISSOFT CORPORATION



                                            By: /s/ PAUL BLOOM
                                                    ---------------------------
                                                    Paul Bloom
                                                    Executive Vice President of
                                                    Corporate Development